EXHIBIT 23.1



















          INDEPENDENT AUDITORS' CONSENT


          We consent to the incorporation by reference in this Registration Statement of ConAgra, Inc. on Form S-3 of the reports of Deloitte & Touche LLP dated July 28, 1995, appearing in and incorporated by reference in the Annual Report on Form 10-K of ConAgra, Inc. for the year ended May 28, 1995 and to the reference to Deloitte & Touche LLP under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.



             /s/ Deloitte & Touche LLP

          DELOITTE & TOUCHE LLP


          Omaha, Nebraska
          September 26, 1995